UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008
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Capital Growth Systems, Inc.
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(Exact Name of Registrant as Specified in Its Charter)

Florida --------------------------------------	0-30831 -------------------------------	65-0953505 ----------------------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 2060, Chicago, Illinois 60661
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(Address of Principal Executive Offices, Including Zip Code)

(312) 673-2400
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(Registrant's Telephone Number, Including Area Code)

Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

If and to the extent required by applicable rule or regulation, the information contained under Item 4.02(a) below is hereby incorporated by reference into this Item 2.04.

Item 4.02(a)	Non-reliance on Previously Issued Financial Statements.

Capital Growth Systems, Inc. (the “Company”) filed a Registration Statement on Form S-1 on April 29, 2008 that incorporated its most recent financial statements (i.e., its Form 10-KSB, as amended, for the year ended December 31, 2007). This filing was made in connection with certain contractual obligations arising from the Securities Purchase Agreement previously reported on Form 8-K filed by the Company on March 12, 2008.

The Company received comment letters dated May 23, 2008 from the staff of the U.S. Securities and Exchange Commission on its Form 10-KSB for the year ended December 31, 2007, its Form 10-QSB for the period ended March 31, 2008, and its aforementioned Form S-1. The comment letters requested additional information and enhanced disclosures and alerted the Company to possible incorrect applications of certain accounting principles.

The Company does not enter into derivative contracts for purposes of risk management or speculation. However, from time to time, the Company enters into contracts that are not considered derivative financial instruments in their entirety but that include embedded derivative features. Such embedded derivatives are assessed at inception of the contract and every reporting period and, depending on their characteristics, are accounted for as separate derivative financial instruments pursuant to SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended (SFAS 133). SFAS 133 requires analysis of all material contracts and determination of whether they contain embedded derivatives. Any such embedded derivatives that meet the above criteria are bifurcated from their host contract and recorded on the consolidated balance sheet at fair value and the change in fair value of these derivatives is recorded each period in the consolidated statement of operations as an increase or decrease to gain or loss on warrants and derivatives.

Similarly, if warrants meet the classification of liabilities in accordance with Emerging Issues Task Force (EITF) Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock (EITF 00-19), then the warrants are recorded on the consolidated balance sheet at their fair value, and any changes in such fair values are recorded each period in the consolidated statements of operations as an increase or decrease to the gain or loss on warrants and derivatives. The Company properly applied these requirements in the Form 10-QSB filed for its first quarter of this year after analyzing the terms and conditions of the financial instruments consummated under the Securities Purchase Agreement referenced above.

In September 2006, the Company completed the acquisition of 20/20 Technologies, Inc. The acquisition was accomplished through a complex financing transaction. As a result of this financing, the shares of common stock then outstanding together with the shares of common stock that would be issuable upon the conversion of convertible notes and the exercise of options and warrants exceeded the number of authorized shares of the Company. Generally accepted accounting principles require that the fair value of outstanding commitments (including, inter alia, convertible debt and warrants) previously recorded in the equity section of the balance sheet be reported as liabilities as of the date of oversubscription, and revalued to fair value at each reporting period. In addition, any further commitments to issue common stock are to be recorded as liabilities. Therefore, the conversion features and outstanding warrants should have been classified as liabilities, instead of as equity, in the September 30, 2006 financial statements that were included in the Form 10-QSB filed for that period. The officers that had certified the subject financial statements left the Company over a year ago.

On June 30, 2008, the audit committee of the Company concluded that, due to the accounting treatment applied in the consolidated financial statements for the third quarter of calendar 2006, such financial statements should be restated. Each interim and annual period thereafter (i.e., the financial statements from December 31, 2007 and 2006 as well as the quarters ended March 31, June 30, and September 30, 2007) would also be effected by such restatement as well as the mark-to-market adjustment within a given period. In full compliance with Item 4.02(a), current management advises that the Company’s previously issued consolidated financial statements for these periods should no longer be relied upon. Current management is working diligently to issue amended financial statements that will, among other things, display the outstanding warrants and derivatives and the related periodic market gains or losses thereon in a manner similar to that employed in the Form 10-QSB filed in May 2008.

These restatement adjustments indicate that a material weakness existed in the Company’s internal control over financial reporting for the years ended December 31, 2007 and 2006. Also in full compliance with Item 4.02(a), current management discloses that management’s report on internal control over financial reporting as of December 31, 2007 should no longer be relied upon.

Capital Growth Systems’ audit committee and management have discussed their conclusions and the matters disclosed in this Current Report on Form 8-K relating to Item 4.02(a) with its independent registered public accounting firm, Plante & Moran, LLP.

The Company will amend its previously filed Annual Report (Form 10-KSB) for the year ended December 31, 2007 and its Quarterly Report (Form 10-QSB) for the quarter ended March 31, 2008 to reflect the restatements for each interim period as soon as practicable. The restatements will reflect reclassifications between liabilities and equity as well as between interest expense and gain/loss on warrants and derivatives. The retrospective analysis and evaluation accomplished to date does not currently indicate a change to any previously reported operating loss. It has not yet been determined if the effect of the restatements will ultimately increase or decrease net income.

As part of the senior secured convertible debenture agreement included under the Securities Purchase Agreement referenced above, the Company represented (based on its then knowledge and belief) that the financial statements included in its filings with the SEC complied in all material respects with applicable accounting requirements and the rules and regulations of the Securities and Exchange Commission with respect thereto as in effect at the time of filing and that such financial statements had been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved, The change in accounting described above creates an instance of non-compliance as it has now been determined that this representation was not correct as of the date made.

The Company has not received a notice of default, but without waivers of this instance of non-compliance from the holders of at least 67% of the outstanding principal amount of debentures (which waivers would be binding on the remaining debenture holders as well), the holders would have the right to accelerate, and the Company could be required to pay, the outstanding principal amount of the debentures, together with any accrued but unpaid interest, liquidated damages, and other amounts owing in respect thereof. Commencing five days after the occurrence of any event of default that results in the eventual acceleration of the debentures, the interest rate shall increase to 16% per annum.

The Company has received verbal assurances from holders of 82% of the currently outstanding principal amount of the debentures that they will deliver waivers of these instances of non-compliance and the related right to acceleration with respect to this event. The Company is in the process of procuring the written waivers from such holders.

Item 9.01 Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2008

CAPITAL GROWTH SYSTEMS, INC.

By:	/s/Jim McDevitt
Jim McDevitt
Chief Financial Officer